UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 9, 2012
Date of Report (Date of Earliest Event Reported)

Commission file number  –  001-10852

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2989662
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

11 North Water Street, Suite 18290	Mobile, Alabama	36602
(Address of principal executive offices)		(Zip Code)

(251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act
 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01    Entry into a Material Definitive Agreement

Description of Acquisition

On October 9, 2012, International Shipholding Corporation (“ISH”) entered into a definitive agreement (the “Purchase Agreement”) with United Maritime Group, LLC (“UMG”) to acquire a 100% ownership interest in U.S. United Ocean Services, LLC (“UOS”), a wholly-owned subsidiary of UMG. Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, UMG agreed to sell to ISH all of the issued and outstanding limited liability company interests of UOS for an aggregate purchase price of approximately $111 million cash. The purchase price is subject to certain adjustments set forth in the Purchase Agreement and related transaction documents.

The closing of the transactions contemplated by the Purchase Agreement is subject to certain closing conditions, including the expiration or termination of the waiting period applicable to the consummation of the acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. For each of ISH and UMG, the obligation to consummate the acquisition is also subject to the accuracy of representations and warranties of, and compliance with covenants by, the other party as set forth in the Purchase Agreement, subject to specified materiality exceptions.

The Purchase Agreement provides that ISH and UMG may mutually agree to terminate the Purchase Agreement before completing the acquisition.  In addition, subject to certain conditions, either ISH or UMG may terminate the Purchase Agreement if:

•	the acquisition is not consummated by certain specified deadlines; or

•	any law is in effect that makes consummation of the acquisition illegal, or a court or other governmental entity issues a final and nonappealable order prohibiting the acquisition.

ISH may terminate the Purchase Agreement if UMG breaches the Purchase Agreement in a way that would entitle ISH not to consummate the acquisition, subject to the right of UMG to cure any such breach.

The Purchase Agreement permits UMG to (i) terminate the Purchase Agreement if ISH breaches certain provisions of the Purchase Agreement or fails to complete the acquisition, in each case under certain specified circumstances, and (ii) receive from ISH a payment of 10% of the purchase price in connection therewith.  The Purchase Agreement further permits UMG to terminate the Purchase Agreement under certain specific circumstances, provided that UMG pays ISH a termination fee of 7.5% of the purchase price in connection therewith.

ISH and UMG have agreed to customary representations, warranties and covenants in the Purchase Agreement.  Under certain circumstances and subject to various conditions and limitations, each party is required to indemnify the other for damages resulting from certain breaches of its representations, warranties or covenants.

ISH has committed debt financing in place from its core bank group to help fund the acquisition, subject to meeting conditions precedent under those commitments. In addition, ISH will also consider other sources of financing to fund the acquisition.

A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Purchase Agreement.

Other

This description of the Purchase Agreement and the copy of the Purchase Agreement filed as an exhibit to this Current Report on Form 8-K are intended to provide information regarding the terms of the Purchase Agreement and are not intended to modify or supplement any factual disclosures about ISH or its subsidiaries in its public reports filed with the U.S. Securities and Exchange Commission. In particular, the representations, warranties, covenants, agreements and other terms and conditions set forth in the Purchase Agreement have been made solely for the benefit of the parties to the Purchase Agreement as of certain specific dates and (i) should not be construed as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (ii) have been qualified by reference to certain information that is not reflected in the text of the Purchase Agreement, and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by investors in ISH, and therefore should not be relied upon by any person that is not a party to the Purchase Agreement. Certain supporting schedules to the Purchase Agreement have not been included in the accompanying Exhibit 2.1 will be made available upon the request of the U.S. Securities and Exchange Commission.

Item 8.01   Other Events.

On October 11, 2012 the Company issued a press release announcing the entry into the Purchase Agreement to acquire the limited liability interests of UOS. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. This press release is incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this Current Report on Form 8-K, including statements regarding the expected timing and benefits of the acquisition and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the parties to timely and successfully receive all required regulatory approvals or clearances; our ability to finance the acquisition and the post-closing operations of the combined company on terms that are satisfactory or at all; the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the acquisition will be greater than expected; the ability of the combined company to retain and hire key personnel; our ability to maximize the usage of our newly-purchased and incumbent vessels on favorable economic terms; our ability to effectively handle our substantial leverage by meeting the payment and covenant requirements in each of our debt instruments, thereby avoiding any defaults under those instruments and avoiding cross defaults under others; changes in domestic or international transportation markets that reduce the demand for shipping generally or our vessels in particular or increase our operating costs; political events in the United States and abroad, including terrorism and piracy, and the U.S. military’s response to those events; election results, regulatory activities and the appropriation of funds by the U.S. Congress; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  Due to these uncertainties, we cannot assure that the proposed acquisition will in fact be consummated.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made.  Except for meeting our ongoing obligations under the federal securities laws, we undertake no obligation to update or revise for any reason any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibit(s)

Exhibit Number                                       Document
2.1	Membership Interest Purchase Agreement dated October 9, 2012 between ISH and UMG
99.1	Press Release dated October 11, 2012 announcing the acquisition

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date   October 11, 2012